KVH INDUSTRIES, INC.


                           NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS
                           to be held on May 24, 2000

                                       and


                                 PROXY STATEMENT














                                    IMPORTANT
                      Please mark, sign and date your proxy
                and promptly return it in the enclosed envelope.

KVH Industries, Inc.
50 Enterprise Center
Middletown, RI 02842





April 17, 2000





Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of KVH Industries, Inc. Our meeting will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th Floor, Boston, Massachusetts on Wednesday, May 24, 2000, beginning at 11:00 a.m. local time.

The "Notice of Annual Meeting of Stockholders" included with this letter (please see Page 1) describes the proposals for your action. At the meeting, we also will present a report on KVH's business results for fiscal 1999 and discuss current matters of interest to our stockholders.

Please read these materials so that you'll have important information about the company and know what we plan to act on at the meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope so that your shares will be represented and voted at the meeting. If you attend the meeting, you may vote in person. As a stockholder, your vote is important and we encourage you to return your proxy promptly.

Thank  you  for  your  cooperation,   continued  support  and  interest  in  KVH
Industries, Inc.




/s/Martin Kits van Heyningen
President and Chief Executive Officer

                                                           Table of Contents


                                                                  Page
Notice of Meeting                                                   1
     Record Date                                                    1
     Attendance at Meeting                                          1
     Voting                                                         1

Proxy Statement                                                     2

Board of Directors                                                  2
     Director Nominees                                              2
     Proposal I - Election of Directors                             2
     Directors with Terms Expiring 2001                             2
     Directors with Terms Expiring 2002                             3
     Directors' Compensation                                        3
     Committees and Meetings                                        3

Stock Ownership Information                                         4
     Compliance with 16(a) Reporting                                4
     Stock Option Plans                                             4
     Stock Option Repricing                                         4
     Ten-year Option/SAR Repricing Table                            5
     Principal Stockholders Table                                   6

Executive Compensation                                              7
     Summary Compensation Table                                     7
     Report on Executive Compensation                               7
     1999 Option Grants Table                                       8
     1999 Options Exercised and Year-end Values Table               9
     Performance Graph                                              9

Other Information                                                  10
     Solicitation                                                  10
     Shareholder Proposals                                         10
     Available Information                                         10

Exhibit A                                                          11

                              KVH Industries, Inc.

                    Notice of Annual Meeting of Stockholders
                             To be Held May 24, 2000



The Annual Meeting of Stockholders of KVH Industries, Inc. will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th Floor, Boston, Massachusetts on Wednesday, May 24, 2000, beginning at 11:00 a.m. local time for the following purposes:

     1.  To elect two Class I Directors.
     2.  To transact any other business appropriate to the meeting.

Record Date

Our Board of Directors has fixed the close of business on March 31, 2000, as the record date for the purpose of determining shareholders who are entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote at the meeting will be available at our headquarters in Middletown, RI, during business hours for 10 days prior to the meeting.

Voting

Each share of KVH stock you own entitles you to one vote. As of March 31, 2000, there were 7,598,094 shares of KVH common stock outstanding.

How you can vote your shares:

o Come to the Annual  Meeting and cast your vote.

o Sign and return the enclosedproxy card. The individuals named on the card will act as your proxy and vote your shares in the manner you indicate.

o You may  revoke a  submitted  proxy before it has been exercised by:
  - notifying the Company's Secretary in writing;
  - submitting  another proxy that is properly signed and later dated; or
  - voting in person at the  meeting.

o If you do not specify on your proxy card how you want to vote your shares, they will be voted by the proxies "for' the election of those nominees for director on page 2.


By Order of the Board of Directors,


Robert Kits van Heyningen
Secretary

Middletown, Rhode Island
April 17, 2000

                              KVH Industries, Inc.
                              50 Enterprise Center
                         Middletown, Rhode Island 02842
                                 (401) 847-3327

                                 PROXY STATEMENT

Our Board of Directors is soliciting proxies to be used at the May 24, 2000, annual meeting. This proxy statement and proxy card are being mailed to stockholders beginning April 17, 2000.

A majority of the votes that could be cast at the meeting, either in person or represented by proxy, is required to elect the nominees for directors and approve any proposals. Abstentions and broker non-votes on any particular proposals will be counted as shares present at the meeting for purposes of determining if a quorum exists. Class I directors will be elected by a plurality of the votes cast, and abstentions and broker non-votes will not count as votes for or against the nominees. Votes will be tabulated by our transfer agent, Boston EquiServe.


                             KVH BOARD OF DIRECTORS

     Our Board of Directors consists of seven members, four non-employee directors and three employee directors. The Board is divided into three classes, with two directors in Class I, two in Class II and three in Class III. Directors serve three-year terms, or until a qualified successor is elected. Each year at the Company's annual meeting, the terms of directors in one of the three classes expire. The number of directors may vary from two to seven with increases or decreases determined by the stockholders or directors.


Class I Directors Nominated This Year for Terms Expiring in 2003

     Mark S. Ain, 56, has been a director of the Company since 1997 and is a member of the Compensation Committee. He is the founder of Kronos Incorporated and has served as its Chief Executive Officer and Chairman of the Board of Directors since its organization in 1977. He also held the office of President from 1977 until October 1996. From 1974 to 1977, Mr. Ain operated his own consulting company, providing strategic planning, product development and market research services. From 1971 to 1974, he was associated with a consulting firm. From 1969 to 1971, Mr. Ain was employed by Digital Equipment Corporation in product development and as Sales Training Director. He received a BS from the Massachusetts Institute of Technology and an MBA from the University of Rochester.

     Stanley K. Honey, 45, has been a director of the Company since 1997 and is a member of the Audit Committee. He has been the Executive Vice President and Chief Technology Officer of SporTVision Systems, LLC, since November 1997. From 1993 to 1997 Mr. Honey was Executive Vice President, Technology, for the New Technology Group of News Corporation. From 1989 to 1993 Mr. Honey was President and Chief Executive Officer of ETAK, Inc., a wholly owned subsidiary of News Corporation. Mr. Honey founded ETAK in 1983 and was its Executive Vice
President, Engineering, until News Corporation acquired it in 1989. Mr. Honey received a BS from Yale University and an MS from Stanford University.

PROPOSAL  I - ELECTION OF DIRECTORS

     The Board recommends that you vote FOR the election of Messrs Ain and Honey as Class I directors.

Class II Directors with Terms Expiring in 2001

     Arent H. Kits van Heyningen, 84, a founder of the Company, has been Chairman of the Company's Board of Directors since 1982. He also has served as the Company's Chief Scientist since that time. From 1963 to 1986, Mr. Kits van Heyningen was Principal Engineer at the Submarine Signal Division of Raytheon Company. Mr. Kits van Heyningen received a BS and an MS in electrical engineering from Delft Technical University, The Netherlands.

     Charles R. Trimble, 58, was appointed a director of the Company in 1999 to fill a vacancy on the board. He is the founder, and was President and Chief Executive Officer until 1998, of Trimble Navigation Limited. Mr. Trimble is an elected member of the National Academy of Engineering and he has been chairman of the United States GPS Industry Council since 1996. Previously, he was manager of Integrated Circuit Research and Development at Hewlett-Packard's Santa Clara Division. He received a BS in engineering physics, with honors, and an MS in electrical engineering from the California Institute of Technology.

Class III Directors with Terms Expiring in 2002

     Martin A. Kits van Heyningen, 41, a founder of the Company, has been President and a director of the Company since 1982 and has served as the Company's Chief Executive Officer since 1990. From 1980 to 1982, Mr. Kits van Heyningen was employed as a marketing consultant by the New England Consulting Group, a marketing consulting firm. Mr. Kits van Heyningen received a BA cum laude from Yale University.

     Robert W. B. Kits van Heyningen, 43, a founder of the Company, has been a director since 1982 and the Company's Vice President of Research and Development since 1998. Previously he served as the Company's Vice President of Engineering from 1982 until 1998. Mr. Kits van Heyningen was an associate engineer at the Submarine Signal Division of Raytheon Company and was also a consultant to various companies and universities from 1980 to 1985. Mr. Kits van Heyningen received a BS in physics from McGill University.

     Werner Trattner, 47, has been a director of the Company since 1994 and is a member of the Compensation and Audit committees. Mr. Trattner has been Chief Financial Officer/Vice President of Sales of Swarovski Optik KG, an Austrian manufacturer of optical equipment, since 1989. Mr. Trattner received a degree in business administration from the Studiengemeinschaft in Darmstadt, Germany and received a diploma from the Controller Akademie in Munich/Gauting, Germany. Mr. Trattner completed the Program for Executive Development at the International Institute for Management Development in Lausanne, Switzerland.

Directors' Compensation

     The principal components of non-employee director compensation are:

   o A $1,500 fee for each board meeting attended

   o Reimbursement for meeting-related expenses

   o Upon election to the Board, five-year options to purchase 10,000 shares of the Company's Common Stock at a fair-market exercise price on the date granted. Each option vests in four equal installments.

   o Following each annual stockholders meeting, serving directors are granted options to purchase an additional 5,000 shares that vest on the grant date.

Committees and Meetings of the Board

     During the fiscal year ended December 31, 1999, our Board met four times. No incumbent director attended fewer than 80% of the total number of meetings held by our Board and committees on which he served. We currently have two committees, the Audit Committee and the Compensation Committee.

Audit Committee

     Werner Trattner and Stanley Honey are members of our Audit Committee, which reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee met once during fiscal 1999.


Compensation Committee

     Our Compensation Committee is composed of two independent, non-employee directors, Werner Trattner and Mark Ain. The Committee makes general policy decisions relating to compensation and benefits for our employees, including executive officers. It administers the Company's 1996 Incentive and Nonqualified Stock Option Plan, the 1995 Incentive Stock Option Plan and the 1996 Employee Stock Purchase Plan. The Compensation Committee met twice during 1999.


                           STOCK OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon submissions of Forms 3, 4 and 5 and amendments, or written notices that Form 5 was not required, we believe that all Section 16(a) filing requirements were fulfilled in a timely manner.


Stock Option Plans

     Our 1995 Option Plan authorizes the Board to grant incentive options to purchase 740,000 shares of Common Stock. Our 1996 Incentive and Nonqualified Stock Option Plan authorizes the Board to grant incentive (qualified) options to purchase a total of 1,415,000 shares of Common Stock. The 1996 Option Plan also authorizes grants of non-qualified options to non-employees such as directors and to employees who are not eligible to receive incentive stock options. The difference between qualified and non-qualified options is when taxes must be paid: taxes on qualified options are paid when shares are sold while taxes on non-qualified shares must be paid at the time options are exercised. As of December 31, 1999, options to purchase a total of 1,261,360 shares of Common Stock, having a weighted average exercise price of $3.00 per share, were outstanding under the 1995 and 1996 option plans.

     KVH option plans are administered by our Board's Compensation Committee, which consists of non-employee directors. The Committee selects individuals to whom awards will be granted and determines the option exercise price and other terms of each award, subject to the following provisions of the option plans:

o Fair market value is determined at the time of each grant.

o For employees or officers holding 10% or less of our stock, incentive options may extend for no more than 10 years from the grant date.

o For employees or officers holding more than 10% of our stock, incentive options may extend for no more than five years from the grant date.

o The percentage of shares held is determined by combining all classes of KVH, subsidiary and parent stock owned by a beneficial stockholder.

o For stockholders with 10% or less of our stock, the exercise price for incentive options may not be less than the fair market value of the Common Stock.

o For stockholders with more than 10% of our stock, the exercise price for incentive options may not be less than 110% of fair market value.

o In each calendar year, the total fair market value of incentive options that become eligible for an employee or officer to exercise may not exceed $100,000.

o Participants in the 1996 Option Plan may not be granted more than 120,000 shares in any calendar year.

o Options are non-transferable except by will or by the laws of descent or distribution.

o Vested incentive options generally may not be exercised after:
   - an employee voluntarily terminates employment with KVH or we terminate an employee for cause;
   - 30 days following an employee's retirement from KVH due to age or termination by us without cause; or
   - one year following an employee's retirement from KVH due to disability or death.

o Nonqualified options under the 1996 Option Plan need not be subject to the foregoing restrictions.



Stock Option Repricing

     On March 2, 1998, the Compensation Committee approved a stock option repricing program. All our employees and directors could choose to exchange certain previously granted incentive and non-qualifying stock options for new options granted under the 1996 Plan. We repriced the options because their exercise prices were significantly higher than the fair market value of our Common Stock, and therefore were not an incentive to employees. The Board believes that stock option plans promote our interests by providing an incentive for qualified employees and officers to join and remain with KVH. Stock option participation also aligns executive officers' interests with those of our stockholders.

     Under the terms of the exchange, employees had the option to surrender all outstanding previously granted options with per-share exercise prices of $5.00 or more. In return, participants received a new option amounting to 80 percent of the previously granted options. New exercise prices, which were based on our closing stock price on March 2, 1998, ranged from $4.125 to $4.538 per share for the new options. Options to purchase 361,500 shares of Common Stock, with an average exercise price per share of $7.77, were surrendered and exchanged for 289,200 repriced shares. The vesting schedule and all other terms and conditions of the options remained unchanged.

     The following table provides stock option repricing information for beneficial owners of Common Stock as of March 31, 2000, for each current director and executive officer who participated in the option exchange.



Ten-year Option/SAR Repricing

                                                                                                       Length of
                                      -------  -------------  ------------  -----------  ---------  ---------------
                                                                             Exercise               Original Option
                                                 Number of       Market      Price at                     Term
                                                Securities      Price Of      Time of                Remaining at
                                                Underlying      Stock at     Repricing      New         Date of
                                               Options/SARs     Time of         Or       Exercise    Repricing or
                Name                            Repriced or    Repricing     Amendment     Price       Amendment
                                       Date     Amended (#)   or Amendment
                                                                            ($)          ($)        (Years)
                                                              ($)

---------------------------------------------------------------------------------------------------------------------------
Mark Ain
  Director                            3/2/98        8,000        4.125         6.750       4.125         3.93

Mads Bjerre-Petersen
  Managing Director, KVH Europe       3/2/98       20,000        4.125         7.375       4.125         4.00

Christopher Burnett
  Vice President, Business
   Development                        3/2/98        4,000        4.125         7.375       4.125         4.00

Josina de Smit
  Treasurer                           3/2/98       20,000        4.125         8.390       4.538         3.64

James Dodez
  Vice President, Marketing and
  Sales Support                       3/2/98       40,000        4.125         8.000       4.125         3.19

Richard C. Forsyth
  Chief Financial Officer             3/2/98       40,000        4.125         8.000       4.125         3.19

Stanley K. Honey                      3/2/98        8,000        4.125         5.500       4.125         4.18
  Director

Martin A. Kits van Heyningen          3/2/98       24,000        4.125         8.750       4.125         3.36
  President and                       3/2/98       12,966        4.125         7.250       4.125         3.13
  Chief Executive Officer             3/2/98       11,034        4.125         7.980       4.538         3.13

Werner Trattner                       3/2/98        8,000        4.125         6.500       4.125         3.09
  Director                            3/2/98        4,000        4.125         8.250       4.125         4.40

     The following table shows information on the beneficial ownership of Common Stock as of March 31, 2000, by:

  o each person known to own more than five percent of the Common Stock;

  o each current director;

  o each current executive officer;

  o all current executive officers and directors as a group; and

  o each person who served as an executive officer or director during 1999.

Principal Beneficial Ownership of Common Stock

                                          Shares Beneficially Owned (2)
Name (1)                                    Number          Percent
Gerhard Swarovski (3)                       604,210          7.95%
State of Wisconsin Investment Board
  P.O. Box 7842
  Madison, WI  53707                        595,000          7.83%
Arent H. Kits van Heyningen (4)             593,685          7.81%
Josina de Smit (5)                          593,685          7.81%
Martin A. Kits van Heyningen (6)            433,131          5.70%
Robert W. B. Kits van Heyningen             371,399          4.89%
James S. Dodez (7)                           85,982          1.13%
Christopher T. Burnett (8)                   79,346          1.04%
Richard C. Forsyth (7)                       50,000              *
Mads E. Bjerre-Petersen                      36,770              *
Sid Bennett                                  37,568              *
Werner Trattner                              22,000              *
Mark S. Ain                                  26,800              *
Stanley K. Honey                             18,000              *
Charles Trimble (9)                          13,000              *
All current directors and executive
officers as a group (13 persons)          1,767,681         23.27%

   *Less than one percent.

(1)The address of all KVH directors and executive officers is c/o KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842. The address of Gerhard Swarovski and Erika Swarovski is c/o Swarovski 18A, Wattens, Austria.

(2)The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(3)Includes indirect beneficial ownership of 151,641 shares of Common Stock held by Gerhard Swarovski's spouse, Erica Swarovski.

(4)Includes  indirect  beneficial  ownership  of 261,752  shares of Common
Stock held by Arent H. Kits van Heyningen's spouse, Josina de Smit. Arent Kits van Heyningen is the father of Martin A. Kits van Heyningen and Robert W.B. Kits van Heyningen and disclaims beneficial ownership of his sons' shares.

(5)Includes indirect beneficial ownership of 331,933 shares of Common Stock held by Josina de Smit's spouse, Arent H. Kits van Heyningen. Josina de Smit is the mother of Martin A. Kits van Heyningen and Robert W.B. Kits van Heyningen and disclaims beneficial ownership of her sons' shares.

(6)Includes indirect beneficial ownership of 5,165 shares of Common Stock owned by Martin Kits van Heyningen's spouse.

(7)Includes 6,667 shares issuable upon the exercise of outstanding options exercisable within 60 days of March 31, 2000.

(8)Includes indirect beneficial ownership of 5,755 shares of Common Stock owned by Mr. Burnett's spouse and child.

(9)Includes 2,500 shares issuable upon the exercise of outstanding options exercisable within 60 days of March 31, 2000.




                             EXECUTIVE COMPENSATION

The following table shows compensation for our chief executive officer and other four most highly compensated executive officers in 1999.

Summary Compensation Table

                                                                                                       Long-term
                                                                                                    Compensation
                                                                    Annual Compensation                   Awards
                                                              --------------------------------         -------------
                                                                                                        Securities
             Name and                       Fiscal             Salary(1)            Bonus(2)            Underlying
        Principal Position                   Year                 ($)                 ($)               Options(#)
-----------------------------------         --------          ------------         -----------         -------------

Martin A. Kits van Heyningen                 1999               189,000                   --              20,000
  President and Chief Executive              1998               180,000                   --              78,000
  Officer                                    1997               150,000              106,248                  --

Robert W. B. Kits van Heyningen              1999               143,325                   --              10,000
  Vice President of                          1998               136,500                   --              25,000
  Research and Development                   1997               130,000               63,744                  --

Arent H. Kits van Heyningen                  1999               132,300                   --              10,000
  Chairman,  Board of                        1998               126,000                   --              15,000
  Directors                                  1997               120,000               42,498                  --

Christopher T. Burnett                       1999               153,349 (3)               --              10,000
  Vice President of Business                 1998               147,621 (3)               --              24,000
  Development                                1997               148,464 (3)           10,625               5,000

James S. Dodez                               1999               144,286 (4)               --              10,000
  Vice President of Marketing                1998               137,783 (4)               --              50,000
  and Sales Support                          1997               135,303 (4)           10,625                  --

     (1) Includes amounts deferred by the named individuals pursuant to the Company's 401(k) Plan and Trust. Does not include amounts paid to plans, including group disability, life and health, that do not discriminate in favor of officers and directors and are generally available to all full-time employees.

     (2) Includes amounts earned in designated fiscal year but paid in the subsequent fiscal year.

     (3) Includes commissions as follows: $17,080 in 1999, $15,321 in 1998 and $20,156 in 1997.

     (4) Includes commissions as follows: $17,086 in 1999, $17,783 in 1998 and $23,188 in 1997.



Compensation Committee Report on Executive Compensation

     The compensation package for KVH executive officers in fiscal 1999 had three principal components:

     (1) base salary; (2) bonus; and (3) stock options. The Company's executive officers were also eligible to participate in benefit plans on substantially the same terms as other employees.

     In determining executive compensation, the Compensation Committee believes packages need to offer: fair and competitive compensation that attracts and retains superior executive talent; links to performance and stockholder interests with rewards for both short-term and long-term results; incentive compensation programs that recognize both individual and team performance; and features that encourage long-term career commitments to the Company and its stockholders.

     Salaries are reviewed annually, and any adjustments are based on individual performance, changes in responsibilities and market-based comparisons with similar companies. Bonuses, which are included in the compensation table, generally are based on a percentage of base salary and depend upon KVH achieving the year's financial plan. Stock option awards are intended to provide longer-term incentives. The Compensation Committee granted additional incentive stock options to nine KVH executive officers during fiscal 1999.

SUBMITTED BY THE COMPENSATION COMMITTEE:
    /s/ Mark S. Ain
    /s/ Werner Trattner

Executive Options

     The following table shows information related to stock options granted to individuals named in the Summary Compensation Table on page 7.

Option Grants in Fiscal Year Ended December 31, 1999

                                                                                         Potential Realizable
                                                  Individual Grants                        Value at Assumed
                                           Percent of                                       Annual Rates of
                              Number of   Total Options   Exercise                            Stock Price
                            Shares Under-  Granted to      or Base                         Appreciation For
                            lying Options Employees in      Price         Expiration        Option Term (2)
           Name              Granted(#)_   Fiscal Year    ($/Sh)(1)          Date            5%($)      10%($)
Martin A. Kits van
 Heyningen                   20,000          11.0            1.169         3/02/04       3,753.75     10,859.44

Robert W. B. Kits van
  Heyningen                  10,000           5.5            1.169          3/2/04       1,876.87      5,429.72

Arent H. Kits van
  Heyningen                  10,000           5.5            1.169          3/2/04       1,876.87      5,429.72

Christopher T. Burnett       10,000           5.5            1.063          3/2/04       2,936.87      6,489.72

James S. Dodez               10,000           5.5            1.063          3/2/04       2,936.87      6,489.72
-------------------------

     (1) Options were granted at 100 percent of fair market value on the grant date, with the exception of Arent H., Martin A. and Robert W.B. Kits van Heyningen, whose shares were granted at 110 percent of fair market value.

     (2) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of our Common Stock over the term of the options. These numbers are calculated based on SEC rules and do not represent our estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings depend on the exercise timing and the future performance of our Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the current date. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.


     The following table provides certain information concerning options exercised by each named executive officer during the fiscal year ended December 31, 1999 and the number of shares subject to both exercisable and unexercisable options as of December 31, 1999.

Options Exercised in Last Fiscal Year and Year-end Option Values

                                                                Number of Shares of
                                Shares                        Common Stock Underlying         Value of Unexercised
                               Acquired                         Unexercised Options           In-the-Money Options
                                  on           Value              at 12/31/99(#)               at 12/31/99 ($)(2)
                                                             --------------------------     -------------------------
          Name                Exercise(#) Realized($)(1)   Exercisable    Unexercisable   Exercisable    Unexercisable
Martin A. Kits van
  Heyningen                       --            --           180,500         42,500         170,375          37,880
Robert W. B. Kits van
  Heyningen                       --            --           131,250          28,750        170,375          18,940
Arent H. Kits van
  Heyningen                       --            --           128,750          21,250        170,375          18,940
Christopher T. Burnett          1,000         1,425           33,000         25,000          32,712          20,000
James S. Dodez                    --            --            62,261          24,167         65,092          20,000

     (1) Value is based on the last sale price of Common Stock on the exercise date, as reported by the NASDAQ National Market, less the applicable option exercise price.

     (2) Value is based on $3.063, the last per-share sale price of the Common Stock on December 31, 1999, as reported by the NASDAQ National Market, less the applicable option exercise price.



     The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of two broad market indexes, the NASDAQ Stock Market Index for U.S. Companies and the NASDAQ Telecommunications Stock Index. The cumulative stockholder returns for Company shares and the indexes are calculated assuming $100 was invested on April 2, 1996, the date on which our Common Stock began trading on the NASDAQ National Market. The performance of the market indexes is shown on a total return basis.
We paid no cash dividends during the periods shown on the graph.

Performance Chart
April 2, 1996 - December 31, 1999

Month               Nasdaq       Nasdaq          KVH        Nasdaq      Nasdaq       KVH
                 Stock Market   Telecomm     Industries,  Stock Market Telecomm   Industries,
                                 Stocks          Inc.                    Stocks       Inc.

4/2/96 (IPO)          365.213      597.032      6.500        100.00      100.00     100.00
        12/31/96      425.222      579.681      9.125        116.43       97.09     140.38
        12/31/97      521.032      847.698      5.063        142.67      141.99      77.88
        12/31/98      734.202    1,395.708      1.219        201.03      233.77      18.75
        12/31/99    1,326.416    2,430.547      3.063        363.19      407.10      47.12



                                OTHER INFORMATION

     Our Board does not intend to present to the Annual Meeting any business other than the proposals listed in this Proxy Statement. At the time this proxy was mailed, the Board was not aware of any other business which may be presented for action at the meeting. If any other business should be presented, those present at the meeting can vote shares that they own or represent by proxy at their discretion.

     The Board has selected KPMG LLP as independent public accountants to audit our financial statements for 2000. KPMG has been our auditors since 1986.


Solicitation

     No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and certain employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.



Shareholder Proposals

     Shareholder proposals for inclusion in the proxy materials related to the fiscal 2000 Annual Meeting of Stockholders must be received by the Company at its executive offices in Middletown, RI, no later than December 20, 2000. Shareholders must notify the Company no later than March 5, 2001, of their intent to introduce proposals at the fiscal 2000 Annual Meeting of Stockholders, otherwise management can use its discretionary voting authority for the proposals when they are raised at the meeting.


Available Information

     Stockholders of record on March 31, 2000, will receive a Proxy Statement and our 1999 Annual Report on Form 10-K, which contains detailed financial information. For up-to-date information such as SEC filings, press releases, conference calls and product information, please visit our web site:

         www.kvh.com


     To receive printed materials, be added to the Company's distribution list or make specific inquiries, please direct calls, faxes, letters and e-mail to:

         Corporate Communications
         KVH Industries, Inc.
         50 Enterprise Center
         Middletown, RI  02842
         Phone:  401-847-3327
         Fax:  401-849-0045
         aandrews@kvh.com


     You may contact our transfer agent at:

         State Street Bank & Trust Company
         c/o EquiServe
         P.O. Box 8200
         Boston, MA  02266-8200
         800-426-5523


     Our independent accountants are:

         KPMG LLP
         600 Fleet Center
         Providence, RI  02903